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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                          Date of Report July 22, 1997


                               MHM SERVICES, INC.
             (Exact name of registrant as specified in its charter)



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
DELAWARE                                            1-2238                            52-1223048
(State or other jurisdiction of            (Commission File Number)         (I.R.S. Employer Identification No.)
incorporation or organization)

8000 TOWERS CRESCENT DRIVE, SUITE 810, VIENNA, VA                                        22182
(Address of principal executive offices)                                              (Zip Code)
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Registrant's telephone number, including area code: (703) 749-4600





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Item 5.          Other Information.


On July 22, 1997, MHM Services, Inc. ("Registrant") issued a Press Release announcing a reorganization of its Finance and Accounting Department, the timing of which was prompted, in part, by the resignation of Carolyn Zimmerman as Vice President of Finance, Treasurer, Chief Financial Officer and a member of the Board of Directors of the Registrant and several of the Registrant's wholly-owned subsidiaries on July 11, 1997. Ms. Zimmerman left the Registrant to work for Oncology Affiliates, Inc., a newly established company specializing in the development and management of Oncology Medical Practices. Hartwell Philips, Jr., a member of the accounting firm of Watkins, Meegan, Drury & Company, L.L.C. will serve as Interim Chief Financial Officer while the Registrant searches for Ms. Zimmerman's replacement. In addition, the Registrant hired Darren L. Brady as Controller on July 8, 1997, and Brian J. Bentz as Director of Accounting on June 25, 1997. As part of this reorganization, Michael Zavala will assume the additional responsibilities of Management Information Systems administration.


Item 7.          Financial Statements and Exhibits.                    Page

                 (c)      Exhibits

                 99.1     Press Release of the Registrant dated         4
                          July 22, 1997





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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  July 22, 1997                    MHM SERVICES, INC.
                                        (Registrant)

                                        /s/ Michael S. Pinkert

                                        Michael S. Pinkert
                                        President & Chief Executive Officer





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                                 EXHIBIT INDEX


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
Exhibit No.                  Exhibit
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
99.1                         Press Release of the Registrant dated July 22, 1997
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